UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 23, 2005
NATIONAL CITY BANK
ON BEHALF OF THE
NATIONAL CITY CREDIT CARD MASTER TRUST
(Issuing Entity of the Collateral Certificate)
AND THE
NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
(Issuing Entity of the Class A, Class B, and Class C notes)
(Exact name of registrant as specified in its charter)

United States	333-126628	34-040310

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East 19th Street Cleveland, Ohio	44114

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code (216) 575-2000.
N/A

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report
Section 8 — Other Events.
ITEM 8.01. Other Events.
On August 23, 2005, the National City Credit Card Master Note Trust issued its Class A, Class B and Class C Notes, Series 2005-1.
Section 9 — Financial Statements and Exhibits
ITEM 9.01 (c). Exhibits.
The following are filed as Exhibits to this Report under Exhibit 4 and Exhibit 10:
4.1	Series 2005-CC Supplement dated as of August 23, 2005 (the “Supplement”) to The National City Credit Card Master Trust Pooling and Servicing Agreement.

4.2	National City Credit Card Master Note Trust Amended and Restated Trust Agreement dated as of August 23, 2005.

4.3	Indenture dated as of August 23, 2005.

4.4	Series 2005-1 Indenture Supplement dated as of August 23, 2005.

10.1	Administration Agreement dated as of August 23, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 6, 2005

National City Bank, as originator of the National City Credit Card Master Trust and the National City Credit Card Master Note Trust and as Servicer on behalf of the National City Credit Card Master Trust

By:	/s/ Russell A. Cronin, Jr.

Name: Russell A. Cronin, Jr.
Title: Senior Vice President

Exhibit Index

Exhibit No.	Description
4.1	Series 2005-CC Supplement dated as of August 23, 2005 (the “Supplement”) to The National City Credit Card Master Trust Pooling and Servicing Agreement.

4.2	National City Credit Card Master Note Trust Amended and Restated Trust Agreement dated as of August 23, 2005.

4.3	Indenture dated as of August 23, 2005.

4.4	Series 2005-1 Indenture Supplement dated as of August 23, 2005.

10.1	Administration Agreement dated as of August 23, 2005.